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                                                                    EXHIBIT 4(g)

                                                                  March 25, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Subject: General Electric Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1998 - File No. 1-6461


Dear Sirs:

Neither General Electric Capital Corporation (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt that is not registered or filed with the Commission and under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4) (iii) of Item 601 of Regulation S-K (17 CFR ss.229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.


                                         Very truly yours,

                                         GENERAL ELECTRIC CAPITAL CORPORATION


                                         By:  /s/ J.A. Parke
                                             --------------------------------
                                             J.A. Parke,
                                             Senior Vice President, Finance